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                                                                     EXHIBIT 4.7


                             VOTING TRUST AGREEMENT



DATE:             November 13, 1996

PARTIES:          Timothy M. Brannan ("Trustee"); and

                  The owners and holders of Common Stock of Piranha Interactive Publishing, Inc., who are listed and whose signatures appear on Exhibit A attached hereto, (collectively "Shareholders").

RECITALS:

                           (A) The Shareholders own and hold an aggregate of
                  825,000 shares of Common Stock, $.001 par value, of PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation (the "Company"), as set forth in Exhibit A attached hereto. The Shareholders believe it to be in their respective best interests that all of such shares be voted by the Trustee for the period commencing with the date first set forth above and terminating five (5) years thereafter, as more particularly hereinafter set forth.

                           (B) The Shareholders believe that such objective can
                  best be accomplished by giving to the Trustee, as agent and attorney-in-fact for each Shareholder, such irrevocable powers as are set forth under the terms and conditions of this Voting Trust Agreement ("Agreement").

AGREEMENTS:

                  The parties hereto mutually agree as follows:

                  1.       Transfer of Shares to Trustee.

                           (a) The Shareholders hereby assign and transfer to
                  Trustee 825,000 shares of Common Stock, $.001 par value ("Shares") of the Company, which Shareholders own, such shares to be held in escrow pursuant to an Escrow Agreement between American Stock Transfer & Trust Company ("Escrow Agent") and the Shareholders (the "Escrow Agreement"). The ownership of the Shares by the Shareholders is set forth on Exhibit A attached hereto. The Shareholders, respectively, have properly endorsed or shall properly endorse to the Trustee, the stock certificates for such 825,000 Shares; the Trustee has deposited or shall deposit the stock certificates representing such 825,000 Shares with the Escrow Agent pursuant to the Escrow Agreement; and the Shareholders, respectively, have received or shall receive in exchange for such 825,000 shares, Voting Trust Certificates substantially in the form attached hereto as Exhibit B, all 825,000 of which Shares shall be governed by this Voting Trust Agreement. The 825,000 Shares represented by the stock certificates so deposited by the
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                  Shareholders ("Shares Deposited") shall be transferred upon the books of the Company to the name of the Trustee and the Trustee is hereby authorized and empowered to cause such transfers to be made. During the term of this Agreement, the Trustee shall possess the legal title to the Shares Deposited. The Trustee shall be entitled to exercise all rights of every kind and nature, arising under the Shares Deposited, including, but not limited to, the right to vote in person or by proxy and execute consents with respect to any or all of the Shares Deposited on all matters which may properly be voted on by stockholders of the Company, including, but not limited to, dissolution, liquidation, merger, or consolidation of the Company or the sale of all, or substantially all, of its assets.

                           (b) The Trustee may vote in favor of the election of
                  himself as a director and an officer of the Company and of, and in favor of, the ratification and approval of the acts of himself as a director and an officer in the general conduct of the business affairs of the Company.

                  2.       Dividends.

                  The holders of Voting Trust Certificates issued by the Trustee shall be entitled to receive payments of all dividends, other than (i) dividends consisting of voting stock or (ii) distributions of or conversions into additional voting shares of capital stock of the Company, with respect to the Shares Deposited. Upon the declaration of any dividend, other than (i) dividends consisting of voting stock or
         (ii) distributions of or conversions into additional voting shares of capital stock of the Company by the Company with respect to the Shares Deposited, the Trustee shall distribute or cause all such dividends to be distributed by the Company to the Shareholders of the Shares Deposited pursuant to this Agreement. Any dividends consisting of (i) voting stock or (ii) distributions of or conversions into additional voting shares of capital stock of the Company shall be subject to the terms of this Agreement on the same basis as the respective Shares on which such dividends were declared.

                  3.       Term.

                  The term of this Agreement shall commence on the date first above set forth and continue until and include the earlier of:

                           (a) 5:00 p.m., Phoenix, Arizona time, on November 13,
                  2001; or

                           (b) the date on which the Trustee shall cease to be
                  employed by the Company, resign as Trustee hereunder or die;
                  or

                           (c) upon the unanimous written consent of the holders
                  of no less than all of the Shares Deposited and subject to this Agreement, other than those owned by the Trustee; or


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                           (d) upon the effective date of any (i) sale of all or
                  substantially all of the assets of the Company or (ii) merger or consolidation involving the Company, as a result of which the Company is not the surviving entity.

                  Subject to the Escrow Agreement, at the end of the term as set forth in subparagraphs 4(a), (b), (c) or (d) above, the Trustee shall deliver the Certificates for the Shares Deposited to the respective Shareholders as their respective sole property.

                  4.       Restrictions on Transfer.

                           (a) Anything contained in this Agreement to the
                  contrary notwithstanding, for the period from the date of this Agreement until the Effective Date of a Registration Statement to be filed by the Company under the Securities Act of 1933, as amended, relating to the registration and sale of Units, each Unit consisting of a share of the Company's Common Stock and a Class A and a Class B Warrant, by D. H. Blair Investment Banking Corp. (the "Underwriter"), and for the further period commencing with such Effective Date and ending thirteen (13) months thereafter (the "lock-up" period for such Common Stock required by the Underwriter) the Shareholder may not withdraw any Shares Deposited from the Trust. Upon the expiration of such thirteen (13) month period, any Shareholder, on ten (10) days' prior written notice to the Trustee, accompanied by the Voting Trust Certificate therefor, may withdraw from the Shares Deposited any or all of the shares of Common Stock of the Company represented by such Voting Trust Certificate, provided that such Shares Deposited are not then subject to the Escrow Agreement or, if subject to the Escrow Agreement, are released in accordance therewith and which the Shareholder intends and is permitted to sell in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Depositor shall notify the Trustee of any such sale and the Trustee shall in a timely manner deliver a certificate for the Shares sold to the Depositor free of the legend required by the terms of this Agreement. Any such released stock may not be voted by the Shareholder but only by the transferee of such stock from the Shareholder. Any released shares which are not sold or otherwise transferred beyond the control of the Shareholder within thirty (30) days of the release shall be deemed redeposited by the Shareholder with the Trustee. The Trustee shall return the certificate(s) representing all Shares withdrawn in accordance herewith and provide a new Voting Trust Certificate for all Shares Deposited which remain deposited following such withdrawal.

                           (b) All certificates representing the Shares subject
                  to this Agreement shall bear the following legend:

                                    THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    ARE SUBJECT TO THE TERMS OF A VOTING TRUST
                                    AGREEMENT, DATED AS OF NOVEMBER 13, 1996, A
                                    COPY

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                                    OF WHICH IS ON FILE AND MAY BE INSPECTED AT
                                    THE OFFICES OF THE COMPANY.

                  5.       Dissolution of the Company.

                  In the event of dissolution or liquidation of the Company during the term of this Agreement, in such manner as to entitle the holders of shares of any class of its stock to liquidation dividends in respect thereof, the Trustee shall cause all such liquidation dividends to be distributed by the Company pro rata to the holders of Voting Trust Certificates for the Shares Deposited hereunder.

                  6.       Merger of the Company.

                  In the event of a merger or consolidation involving the Company, the termination date hereof shall be accelerated to the effective date of such merger or consolidation and the securities or other proceeds of any such merger or consolidation payable to the Shareholder shall be distributed pro rata to the holders of the Voting Trust Certificates in accordance with the number of Shares Deposited hereunder.

                  7.       Compensation of Trustee.

                  The Trustee shall not be entitled to any compensation for acting as Trustee.

                  8.       Liability of Trustee.

                  The Trustee shall be liable only for his own willful misfeasance and his own bad faith and shall not be answerable for any misfeasance or non-feasance of any attorney, auditor, appraiser, accountant, agent, or employee, if selected by him with reasonable care. The Trustee is hereby authorized and empowered to construe this Agreement and his construction made in good faith shall be binding upon the Shareholders and other parties interested.

                  9.       Resignation of Trustee.

                  The Trustee may at any time resign by mailing to the Company at its principal office in Tempe, Arizona, his written resignation to take effect ten (10) days thereafter or upon the prior written acceptance thereof by the Company or some later date specified in such notice. Upon such resignation and as a condition thereof, the Trustee and the Company shall instruct the Escrow Agent to deliver the certificates for all shares then held in escrow to the Transfer Agent with instructions that such shares are to be reissued in the appropriate names of the owners thereof in the number of shares owned by each such person and thereupon delivered to the Escrow Agent to be held pursuant to the Escrow Agreement.


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                  10.      Deposits of Additional Shares.

                  From time to time after execution hereof, the Trustee may receive deposits of any additional certificates representing fully paid and non-assessable shares of common or other general voting stock of the Company upon the terms and under the conditions of this Agreement and, in respect of all such deposits so received, the Trustee shall issue and deliver Voting Trust Certificates in the form specified herein in accordance with the provisions of this Agreement. Any (i) dividends consisting of voting stock or (ii) distributions of or conversions into additional voting shares with respect to the Shares Deposited shall be issued in the name of the Trustee as additional deposits hereunder and the Trustee shall issue additional Voting Trust Certificates therefor.

                  11.      Acts of Trustee.

                           (a) The Trustee may act by a written instrument,
                  without a meeting, signed by the Trustee.

                           (b) The Trustee may vote or may act in person or by
                  proxy. The Trustee may vote by proxy at any meeting of shareholders of the Company if he so elects.

                  12.      Trustee's Relation with the Company.

                  The Trustee may act as, and receive compensation as, a director, an officer, an agent of the Company, or a member of any committee of the Company, or of any controlled, subsidiary, or affiliated entity of the Company, or be otherwise associated therewith. Additionally, the Trustee or any firm of which he may be a member, or any corporation or association of which he may be a stockholder, director, or officer, or any such firm, corporation or association in which he may be otherwise directly or indirectly interested, may, to the extent permitted by law and without liability in any way or under any circumstances by reason thereof, contract with the Company or with any controlled, affiliated, or subsidiary entity, or be or become pecuniarily interested in any matter or transaction to which the Company, or any controlled, affiliated, or subsidiary entity of the Company, may in any way be concerned, as fully as though he were not a Trustee.

                  13.      No Security for Performance.

                  Trustee shall not be required to give any bond or security for the discharge of his duties.

                  14.      Counterparts.

                  This Agreement may be executed in any number of copies and all such counterparts taken together shall be deemed to constitute one and the same Agreement.


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                  15. Notices. All notices hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid.

                  If to Shareholder:      at his address shown on the
                                          books and records of the Company

                  If to the Trustee:      c/o the address of the Company

                  If to the Company:      1839 West Drake
                                          Suite B
                                          Tempe, Arizona 85283

         Either party may change the address to which notices are to be sent to it by giving ten (10) days written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered in person, then such notice shall be effective immediately; if mailed, then seventy-two
(72) hours after deposit, postage prepaid.

                  16.      Shareholder's Grant.

                  By their respective signatures on Exhibit A, each of the Shareholders expressly grant to the Trustee all of the rights set forth herein, subject to the terms of this Agreement.

                  17.      Trustee's Acceptance.

                  The Trustee, by signing this Agreement or a counterpart thereof, accepts the trust herein created.


                  Executed the day and year first above written.

AGREED AND ACCEPTED:

TRUSTEE


 /s/ Timothy M. Brannan
---------------------------------
Timothy M. Brannan


PIRANHA INTERACTIVE PUBLISHING, INC.


By: /s/ J. Wade Stallings II
    -----------------------------
     Name:  J. Wade Stallings II
     Title:   Secretary

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                                    EXHIBIT A

                            Dated: November 13, 1996

/s/ Keith P. Higginson
---------------------------
Keith P. Higginson

/s/ J. Wade Stallings II
---------------------------
J. Wade Stallings II

/s/ Douglas M. Brannan
---------------------------
Douglas M. Brannan

/s/ Wyndi D. Ballard
---------------------------
Wyndi D. Ballard

/s/ George W. Gregg
---------------------------
George W. Gregg

/s/ Karen A. Timmons
---------------------------
Karen A. Timmons

/s/ Milton Cohen
--------------------------
Milton Cohen

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                                    EXHIBIT B

                            VOTING TRUST CERTIFICATE



Certificate No. ___                   Number of Shares _____


                      PIRANHA INTERACTIVE PUBLISHING, INC.,
                              a Nevada corporation


         This certifies that ("Depositor") is entitled to all of the benefits arising from the deposit with the Trustee, under the Voting Trust Agreement hereinafter mentioned, of certificate(s) for shares of the capital stock of PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation (the "Company"), as provided in the Voting Trust Agreement, dated as of November ___, 1996, between Timothy M. Brannan, as Trustee, the Company, Depositor and the holders of Common Stock of the Company who are listed on Exhibit A thereto (together with the Depositor, the "Shareholders") (the "Voting Trust Agreement"), and subject to the terms and conditions thereof. All such shares are further subject to an Escrow Agreement between the Shareholders of the Company and American Stock Transfer & Trust Company, as Escrow Agent, (the "Escrow Agreement"). The registered holder or his or her permitted assign(s), is entitled to receive payment equal to the amount of cash dividends, if any, and non-voting shares of capital stock of the Company received by the Trustee upon the number of shares of capital stock of the Company in respect of which this Certificate is issued. Dividends received by the Trustee in common or other shares of capital stock of the Company having general voting powers, including, but not limited to, shares released from the Escrow Agreement, shall be represented by Voting Trust Certificates, in form similar hereto. Until the Trustee has delivered the stock held under such Voting Trust Agreement to the holders of the Voting Trust Certificates, as specified in such Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such shares, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof under this Certificate or any agreement, expressed or implied.

         This Certificate is issued, received, and held hereunder, and the rights of the owner hereof are subject to, the terms of the Voting Trust Agreement, copies of which, and every agreement amending or supplementing the same, are on file in the principal office of the Company in Tempe, Arizona, and all of which shall be open to the inspection of any stockholder of the Company, or any permitted beneficiary of the trust under such agreement, daily, upon reasonable notice during normal business hours. All of the provisions of which Voting Trust Agreement the holder of this Certificate, by acceptance hereof, assents.


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         If any dividend or distribution in cash or stock of the Company not having general voting powers is received by the Trustee, the Trustee shall distribute the same to the registered holder of the Voting Trust Certificate on the date of such distribution, or the registered Certificate holder at the close of business on the date fixed by the Trustee for taking a record to determine the Certificate holder is entitled to such distribution. Such distribution shall be made to the Certificate holders ratably in accordance with the number of shares represented by Shares Deposited as set forth in their respective Voting Trust Certificates. Any
     (i) dividends consisting of voting stock or (ii) distributions of or conversions into additional voting shares with respect to the Shares Deposited shall be issued in the name of the Trustee as additional deposits under the Voting Trust Agreement and the Trustee shall issue additional Voting Trust Certificates therefor.

         Stock certificates issued in the name of the Depositor or his or her designee and representing the number of shares of capital stock then represented by this Certificate shall be due and deliverable hereunder upon the termination of such Voting Trust Agreement as provided therein.

         The Voting Trust Agreement shall continue in full force and effect until five (5) years from the date thereof, unless terminated prior thereto, as provided therein.

         For the period from the date hereof and until the Effective Date of a Registration Statement under the Securities Act of 1933, as amended, to be filed by the Company for the sale of Units, each Unit consisting of a share of the Company's Common Stock and a Class A and a Class B Warrant, by D.H. Blair Investment Banking Corp. (the "Underwriter"), and for the further period commencing with such Effective Date and ending thirteen (13) months thereafter (the "lock-up" period for such Common Stock required by the Underwriter), the Depositor may not withdraw any Shares Deposited from the Voting Trust. Upon the expiration of such thirteen (13) month period, the Depositor, on ten (10) days' prior written notice to the Trustee, accompanied by the Voting Trust Certificate therefor, may withdraw from the Shares Deposited such shares of stock of the Company as have been released from the Escrow Agreement and which the Depositor intends and is permitted to sell under the Securities Act of 1933. Any such released stock may not be voted by the Depositor but only by the purchaser of such stock from the Depositor. Any released stock which is not sold or otherwise transferred beyond the control of the Depositor within thirty (30) days of the release shall be redeposited by the Depositor with the Trustee. The Voting Trustee shall return to Depositor, certificates of stock for the stock withdrawn and a new Voting Trust Certificate for such Shares Deposited as may remain deposited following any such withdrawal. The Depositor may, subject to the restrictions set forth in this paragraph, similarly withdraw from the Shares Deposited any stock following release of such stock from the terms and conditions of the Escrow Agreement.


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         IN WITNESS WHEREOF, the Trustee has executed this Certificate this 13th day of November, 1996.

                                                     TRUSTEE



                                                      /s/ Timothy M. Brannan
                                                     ---------------------------
                                                     Timothy M. Brannan


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